UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 16, 2004

                                IPIX CORPORATION
                                ----------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                 000-26363                    52-2213841
         --------                 ---------                    ----------
      (State or other            (Commission                 (IRS Employer
jurisdiction of incorporation)    File Number)            Identification Number)


3160 Crow Canyon Road, San Ramon, California                     94583
--------------------------------------------------------------------------------
  (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (925) 242-4002
                                                           --------------

                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 16, 2004, Donald W. Strickland resigned as President and Chief Executive Officer and as a Director of IPIX Corporation (the "Company"). The Company entered into a separation agreement (the "Agreement") with Mr. Strickland, which is being filed with this report as Exhibit 99.1. Under the Agreement, the Company will pay any portion of Mr. Strickland's base salary, vacation time, travel and business expense incurred or accrued. In addition, the Company will pay Mr. Strickland a severance payment of $167,500, which will be paid in six monthly installments. Any stock options granted to Mr. Strickland will continue to vest through March 16, 2005, and such options must be exercised on or before June 14, 2005, at which time they will expire. The Company will reimburse Mr. Strickland for the amount of any premium payments for group health coverage made by Mr. Strickland pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. The employment agreement between the Company and Mr. Strickland dated July 1, 2001 (the "Employment Agreement") was terminated, except that certain obligations concerning confidentiality, non-solicitation and non-disparagement will survive termination.



ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     The Employment Agreement between the Company and Mr. Strickland was terminated on September 16, 2004. The principal terms of the Employment Agreement have been described in previous SEC filings by the Company. A copy of the agreement was filed as Exhibit 10.2 to the quarterly report on Form 10-Q filed by the Company on August 14, 2001 (File No. 000-26363).


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On September 16, 2004, Donald W. Strickland resigned as President and Chief Executive Officer and as a Director of the Company. The resignation of Mr. Strickland was not as a result of a disagreement with the Company relating to its operations, policies or practices.

     The Company appointed, effective September 16, 2004, Ms. Clara M. Conti President and Chief Executive Officer of the Company. Ms. Conti was also elected to the Board of Directors as a Class II director and will serve on the Executive Committee of the Board. Ms. Conti will receive a base salary of $275,000 per annum and will be entitled to such bonus as the Board of Directors may determine. In addition, the Company has authorized the issuance to Ms. Conti of either: (i) an option to purchase 500,000 shares of common stock of the Company , (ii) restricted shares of the common stock of the Company at an equivalent economic value of the option grant, or (iii) a combination of options and


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

restricted shares. The Compensation Committee is authorized to determine the terms and conditions of the award consistent with the provisions of the Company's 2001 Equity Incentive Plan. Ms. Conti will also be entitled to such other benefits accorded employees and executive officers of the Company.

     Prior to her appointment as President and Chief Executive Officer of the Company, Ms. Conti was President and Chief Executive Officer of ObjectVideo from 2001 to January 2004. ObjectVideo, Inc. is a video security business headquartered in Reston, Virginia. From 2000 to 2001, Ms. Conti was Vice President of eBusiness Solutions for DynCorp, an information technology and outsourcing company headquartered in Reston, Virginia. Prior to joining DynCorp, Ms. Conti was President and Chief Executive Officer of Aurora Enterprise Solutions, a business to business internet security products and services firm headquartered in Reston, Virginia.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     Furnished as Exhibit 99.1 is a copy of the Separation Agreement entered into between the Company and Mr. Strickland on September 16, 2004.











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





SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            IPIX CORPORATION



Dated:  September 21, 2004                  /s/ Paul Farmer
                                            -----------------------
                                            Paul Farmer
                                            Chief Financial Officer






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